United States
Securities And Exchange Commission
Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2018

NorthWest Indiana Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-26128	35-1927981
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-4400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 27, 2018, the Corporation held the Annual Meeting of Shareholders pursuant to due notice. Four directors were elected to the following terms, by the following votes. Holders of a total of 2,112,901 shares were present in person or by proxy at the meeting.

Director	Expiration of Term	Votes For	Votes Withheld	Broker Non-Votes

David A. Bochnowski	2021	1,724,015	3,200	385,686
Kenneth V. Krupinski	2021	1,726,715	500	385,686
Anthony M. Puntillo, D.D.S., M.S.D.	2021	1,717,215	10,000	385,686
James L. Wieser	2021	1,704,433	22,782	385,686

The proposition described below, having received a vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to be duly adopted by the shareholders of the Corporation.

	For	Against	Abstain

Approval and ratification of the appointment of Plante & Moran, PLLC as auditors for NorthWest Indiana Bancorp for the year ended December 31, 2018	2,104,484	1,300	7,117

The proposition described below, having received an advisory vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to have been adopted:

	For	Against	Abstain	Broker Non-Votes

Approval, on an advisory basis, of compensation paid to executive officers of the Corporation as disclosed in the proxy statement	1,616,425	104,880	5,910	385,686

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 7, 2018	NorthWest Indiana Bancorp

	By:	/s/ Benjamin Bochnowski
Benjamin Bochnowski
President and Chief Executive Officer